CSFB04-AR02_G15 - Price/Yield - III-A-I Par Bond

Balance	Contact Desk	Delay	24	WAC(3)	5.630343218	WAM(3)	358
Coupon*	4.0568	Dated	2/1/2004	NET(3)	5.251	WALA(3)	2
Settle	2/27/2004	First Payment	3/25/2004

* PAYS GROUP NET WAC LESS [1.1945%] THROUGH MONTH 82, THEN NET WAC: APPROXIMATE NET MARGIN OF [1.832%] RUN TO EARLIEST OF BALLOON IN MONTH 82 AND 5% CALL

(CALC. AS OF CUT-OFF DATE COLLATERAL INFORMATION)

Price	15 CPR - Call (Y)	20 CPR - Call (Y)	22 CPR - Call (Y)	25 CPR - Call (Y)	27 CPR - Call (Y)	30 CPR - Call (Y)	35 CPR - Call (Y)	40 CPR - Call (Y)	45 CPR - Call (Y)	50 CPR - Call (Y)

99-24	4.085	4.085	4.084	4.084	4.083	4.083	4.082	4.080	4.078	4.076
99-25	4.076	4.074	4.073	4.072	4.071	4.069	4.066	4.061	4.056	4.051
99-26	4.067	4.064	4.062	4.059	4.058	4.055	4.050	4.042	4.034	4.026
99-27	4.058	4.053	4.051	4.047	4.045	4.040	4.033	4.023	4.012	4.000
99-28	4.049	4.043	4.040	4.035	4.032	4.026	4.017	4.004	3.990	3.975
99-29	4.040	4.032	4.029	4.023	4.019	4.012	4.001	3.985	3.968	3.950
99-30	4.031	4.022	4.018	4.011	4.006	3.998	3.985	3.966	3.947	3.925
99-31	4.022	4.011	4.006	3.999	3.993	3.984	3.968	3.947	3.925	3.900
100-00	4.013	4.001	3.995	3.986	3.980	3.970	3.952	3.928	3.903	3.875
100-01	4.004	3.990	3.984	3.974	3.967	3.956	3.936	3.909	3.881	3.850
100-02	3.995	3.980	3.973	3.962	3.954	3.942	3.920	3.890	3.859	3.825
100-03	3.986	3.969	3.962	3.950	3.942	3.928	3.903	3.871	3.837	3.800
100-04	3.977	3.959	3.951	3.938	3.929	3.914	3.887	3.853	3.816	3.775
100-05	3.968	3.949	3.940	3.926	3.916	3.900	3.871	3.834	3.794	3.750
100-06	3.959	3.938	3.929	3.914	3.903	3.886	3.855	3.815	3.772	3.725
100-07	3.950	3.928	3.918	3.902	3.890	3.872	3.839	3.796	3.750	3.700
100-08	3.941	3.917	3.907	3.890	3.877	3.858	3.822	3.777	3.728	3.675

Spread** @ Center Price	106	131	140	153	162	174	191	208	221	231
WAL	3.93	3.35	3.14	2.85	2.68	2.44	2.10	1.78	1.53	1.32
Mod Durn	3.47	2.98	2.81	2.57	2.42	2.22	1.92	1.64	1.43	1.24
Principal Window	Mar04 - Dec10	Mar04 - Dec10	Mar04 - Dec10	Mar04 - Dec10	Mar04 - Dec10	Mar04 - Dec10	Mar04 - Nov10	Mar04 - Nov09	Mar04 - Feb09	Mar04 - Jun08

LIBOR_6MO	1.17000	1.17000	1.17000	1.17000	1.17000	1.17000	1.17000	1.17000	1.17000	1.17000
LIBOR_1YR	1.36500	1.36500	1.36500	1.36500	1.36500	1.36500	1.36500	1.36500	1.36500	1.36500
CMT_1YR	1.18400	1.18400	1.18400	1.18400	1.18400	1.18400	1.18400	1.18400	1.18400	1.18400

SWAP	Mat	0.25YR	0.50YR	1YR	1.5yr	2YR	3YR	4YR	5YR
	Yld	1.12	1.17	1.365	1.675	1.985	2.537	2.983	3.345

** SPREAD TO N

PRELIMINARY - SUBJECT TO CHANGE

Disclaimer: The analyses, calculations, and valuations herein are based on certain assumptions and data provided by third parties which may vary from the actual characteristics of the pool. Credit Suisse First Boston Corporation makes no representation that such analyses or calculations are accurate or that such valuations represent levels where actual trades may occur. Investors should rely on the information contained in or filed in connection with the prospectus / prospectus supplement.